Exhibit (c)(v)

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Project Tempest D I S C U S S I O N M AT E R I A L S J U N E 2 0 2 3 C O N F I D E N T I A L

The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice . Disclaimer P R O J E C T T E M P E S T C O N F I D E N T I A L DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions C O N F I D E N T I A L Executive Summary P R O J E C T T E M P E S T

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Today’s Meeting Topics E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T 1 2 Updated Valuation Analysis 3 Discussion of Potential Responses Review of Latest (6/13) Proposal 1

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

EXECUTIVE SUMMARY

Situation Update

Summary of Offers

Proposal Date	March 16	May 23	June 13
Offer Price	**$11.00**	**$11.35**	**$11.65**
Change vs. Prior	–	*$0.35 / 3%*	*$0.30 / 3%*
Change vs. Initial $11.00 Offer	–	*$0.35 / 3%*	*$0.65 / 6%*
Premium to Unaffected Share Price as of 5/1 *($6.22)*	*77%*	*82%*	*87%*
Premium to 1-Month VWAP as of 5/1 *($6.75)*	*63%*	*68%*	*72%*
Implied Enterprise Value	**$4.0bn**	**$4.1bn**	**$4.2bn**
Implied EV / LTM[1] EBITDA	*18.3x*	*18.8x*	*19.3x*
Implied EV / 2023E EBITDA	*17.9x*	*18.4x*	*18.9x*

Situation Update

- **On March 16, Atlas submitted a proposal of $11.00/share**
- **On May 12, Lazard delivered a counter of $17.00/share**
- **On May 23, Atlas submitted a revised proposal of $11.35/share**
- **On June 13, Lazard delivered a counter of $15.50/share, and Atlas submitted a revised proposal of $11.65/share, attributing the limited increase to:**
  - Continued deterioration of the market for the company's services and company financial performance
  - Decline in peer valuations
  - Necessity of operational changes best achieved as a private company
  - Expected shareholder amenability to the current offer
  - Perception that the offer represents:
    - An attractive valuation and premium
    - A substantial increase on an implied multiple basis
- **Atlas reiterated lack of support for majority of minority, but did not condition the offer on a specific timeline**

Source: Tempest Management, Atlas Bid Proposals (as of 3/16/2023, 5/23/2023 and 6/13/2023), company filings, FactSet as of 6/13/2023.
1. As of 3/31/2023.

LAZARD

2

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Analysis at Various Prices ($ in billions except per share values or as otherwise stated) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Source: Tempest Management, Atlas Bid Proposals (as of 3/16/2023, 5/23/2023 and 6/13/2023), company filings, FactSet as of 6/13/2023. 1. 2. Tempest 52 - Week High of $17.27 occurred on 8/10/2022. As of 3/31/2023. $17.00 $15.50 $15.00 $14.00 $13.00 $12.00 $11.65 $11.35 $11.00 $7.90 $6.22 Price Per Share $6.1 $5.6 $5.4 $5.0 $4.7 $4.3 $4.2 $4.1 $4.0 $2.9 $2.3 Implied Enterprise Value 23.7x 21.7x 21.0x 19.6x 18.3x 16.9x 16.4x 16.0x 15.5x 11.3x 9.1x $257m CY’22A Implied EV / Adjusted EBITDA 27.3x 24.9x 24.2x 22.6x 21.0x 19.5x 18.9x 18.4x 17.9x 13.0x 10.4x $223m CY’23E 27.8x 25.4x 24.6x 23.0x 21.4x 19.8x 19.3x 18.8x 18.3x 13.3x 10.6x $219m LTM 2 173% 149% 141% 125% 109% 93% 87% 82% 77% 27% 0% % vs. Unaffected as of 5/1 ($6.22) 152% 129% 122% 107% 92% 78% 72% 68% 63% 17% (8%) % vs. 1 - Month VWAP as of 5/1 ($6.75) (2%) (10%) (13%) (19%) (25%) (31%) (33%) (34%) (36%) (54%) (64%) % vs. 52 - Week High 1 as of 6/13 ($17.27) Adj. EBITDA Price 5/1 Unaffected Current Price 6/13 Atlas Atlas Proposal Counter 3/16 5/23 Counter 5/12 Tempest Tempest Atlas Counter 6/13 Counter 6/13 3

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Preliminary Valuation Summary ($ in billions except per share values or as otherwise stated) Input Implied Share Price ($) Implied EV Commentary Public Comparables EV / CY2023E Adjusted EBITDA $223m $2.2 – $3.2 th  Based on EV/CY2023E Adjusted EBITDA multiples of global peers  Low : 10.0x (25 percentile of global peers: 10.2x)  High : 14.5x (75 th percentile of global peers: 14.5x) Precedent Transactions EV / LTM 1 Adjusted EBITDA $219m $2.1 – $3.7  Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions  Low : 9.5x (Sitel Group/Sykes: 9.4x)  High : 17.0x (Capgemini/iGate: 17.0x) DCF Tempest Management Plan 5 - year Plan $3.6 – $5.7  Based on Tempest Management Plan  WACC of 13.0% – 17.0%, Terminal Value multiple of 10.0x – 14.5x NTM Adjusted EBITDA For Reference Only 52 - Week Trading Range $6.08 to $17.27 $2.3 – $6.2  52 - Week High close of $17.27 on 8/10/22  52 - Week Low close of $6.08 on 4/25/23 Analyst Price Targets $7.00 to $10.00  TD Cowen (6/1/23), J.P. Morgan (5/22/23) and RBC Capital Markets (5/9/23): Price target of $10.00  Piper Sandler (5/9/23): Price target of $7.00 Premia 31% to 54%  Median of all - cash tech and IT services transactions in the last 5 years (Financial Sponsor acquirors only): 31% 2  Median of selected precedent minority transactions by Controlling Shareholder: 54% 2,3 $9.87 $5.51 $5.95 $15.99 $10.22 $8.83 $ Note: 1. 2. 3. Implied share prices based on Tempest’s balance sheet and FDSO as of 3/31/2023, pro forma for the subsequent payment in April 2023 of $14.4m of contingent consideration related to the acquisition of Connected. As of 3/31/2023. Applied to Tempest unaffected price (5/1/2023). Represents median controlling shareholder final bid premium to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies. $6.08 $2.6 – $3.6 $10.00 $7.00 $3.0 – $3.5 $9.58 $8.15 $17.27 $0.00 $5 10.00 $15.00 $2 0 25.00 $6.22 - Unaffected (5/1) $11.00 $11.35 $11.65 < Atlas Offers (3/16) , (5/23) and (6/13) Source: Tempest Management, company filings, Wall Street research and FactSet as of 6/13/2023. 4

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Comparable Companies Analysis E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T EV / CY2023E EBITDA 1 CY2023E Revenue Growth vs. CY2023E EBITDA Margin 1,2 18.8x 12.3x 9.5x 8.7x EPAM, 14.4x Globant, 18.8x Accenture, 14.5x Endava, 12.3x Capgemini, 9.5x Cognizant, 8.7x Tempest 15% 16% 17% 18% 19% 25% (5%) 0% 5% 10% 15% CY2023E EBITDA Margin 1 CY2023E Revenue Growth 2 Source: Company filings, Wall Street research and FactSet as of 6/13/2023. 1. 2. All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. Digital IT Services Peers Diversified IT Services Peers 17.0x 15.7x 14.4x 12.9x 24% 23% 14.5x 22% 13.2x 21% 20% 8.6x 8.5x Dotted line represents EV / CY2023E EBITDA multiple as of 5/24 5

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Precedent Transactions ($ in millions unless otherwise stated) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T EV / LTM Adj. EBITDA Enterprise Value Target Acquiror Announcement Date 9.4x $2,160 Sykes Sitel Group Jun - 21 16.4 $1,993 Virtusa Baring Private Equity Sep - 20 12.5 1 $5,000 DXC ( HHS Business ) Veritas Capital Mar - 20 11.2 €5,078 Altran Capgemini Jun - 19 15.3 $1,989 Luxoft DXC Jan - 19 13.3 $3,586 Syntel Atos Jul - 18 10.6 1 $2,000 Aricent Altran Nov - 17 17.0 $4,603 iGate Capgemini Apr - 15 16.1 $3,402 Sapient Publicis Nov - 14 11.2x 25th Percentile 13.5x Mean 13.3x Median 16.1x 75th Percentile Source: Tempest Management, company filings, Wall Street research. Note: 1. All EBITDA figures calculated on a pre - SBC basis where available. DXC (State & Local HHS Business) and Aricent EBITDA multiples are shown as disclosed by the respective companies and may be burdened for SBC due to lack of available information. 6

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | EXECUTIVE SUMMARY

Tempest Management Plan

($ in millions)

	Actuals			Tempest Management Plan					Mgmt. Observations & Assumptions
	CY'20A	CY'21A	CY'22A	CY'23E	CY'24E	CY'25E	CY'26E	CY'27E	
Revenue – Organic growth[1] (%)	+4%	+31%	+19%	(4%)	+24%	+22%	+21%	+21%	• Negative 4% Organic growth projected in CY'23E driven by macro weakness • Tempest forecasts a rebound in growth rate in CY'24E, tapering moderately through CY'27E
Revenue	$803	$1,070	$1,296	$1,274	$1,574	$1,923	$2,323	$2,809	
Adjusted Gross Profit[2] – Adj. Gross Profit Margin (%)	42%	44%	42%	42%	43%	43%	43%	43%	• Minor improvement in Adjusted Gross Profit Margin driven by gradual mix shift towards higher margin offshore work
Adjusted Gross Profit[2]	$337	$473	$540	$534	$675	$822	$997	$1,210	
Adjusted EBITDA[3] – Adj. EBITDA Margin (%)	19%	21%	20%	18%	20%	20%	20%	21%	• Minor improvement in Adjusted EBITDA Margin driven by Adjusted Gross Profit Margin improvement noted above, and SG&A efficiencies
Adjusted EBITDA[3]	$153	$224	$257	$223	$308	$382	$475	$583	

Source: Tempest Management.
1. Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2. Excludes stock-based compensation, associated payroll taxes and D&A.
3. Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD 7

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Discounted Cash Flow Analysis – Tempest Management Plan ($ in millions except per share values) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Tempest Management Plan Q2 CY'23E Q3 CY'23E Q4 CY'23E CY2024E CY2025E CY2026E CY'27E / TV Actuals Q1 CY'23A CY2022A $47 $71 $71 $308 $382 $475 $583 Adjusted EBITDA $257 $35 15.5% 21.8% 20.8% 19.6% 19.9% 20.4% 20.8% (5) (5) (5) (25) (30) (37) (45) (19) (19) (20) (55) (67) (81) (98) % Margin 19.8% 11.3% Depreciation & Amortization 1 (21) (5) Stock - Based Compensation (251) (18) $22 $46 $45 $228 $284 $356 $440 Adjusted EBIT 1 ($15) $12 7.4% 14.3% 13.3% 14.5% 14.8% 15.3% 15.7% (14) (12) (12) (74) (92) (116) (143) 62.8% 25.8% 26.2% 32.5% 32.5% 32.5% 32.5% % Margin (1.2%) 3.8% Taxes (6) % Effective Tax Rate 53.7% $8 $34 $33 $154 $192 $240 $297 NOPAT $5 2.8% 10.6% 9.8% 9.8% 10.0% 10.3% 10.6% 5 5 5 25 30 37 45 2 1 1 6 8 9 11 (15) (4) (1) (36) (45) (52) (63) (7) (8) (8) (38) (46) (56) (67) % Margin 1.8% Plus: Depreciation & Amortization Plus: Bad Debt Expense 2 Less: Increase in NWC Less: Capital Expenditures ($7) $30 $30 $111 $139 $179 $223 Unlevered Free Cash Flow Source: Tempest Management, company filings, Wall Street research and FactSet as of 6/13/2023. Note: DCF assumes mid - year convention and valuation date as of 3/31/2023. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $16m - $17m. D&A and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs and NOL utili zation. 1. 2. 3. Enterprise Value at CY2027E (NTM) Adjusted EBITDA Multiple of Implied Share Price ($) at CY2027E (NTM) Adjusted EBITDA Multiple of PV of FCFs Q2 '23E – '26E WACC 14.5x 13.0x 12.0x 11.0x 10.0x $5,054 $4,569 $4,245 $3,922 $3,598 5,214 4,713 4,379 4,045 3,710 5,381 4,863 4,518 4,173 3,827 5,555 5,020 4,663 4,306 3,949 5,736 5,183 4,814 4,445 4,076 14.5x 13.0x 12.0x 11.0x 10.0x $14.04 $12.65 $11.72 $10.80 $9.87 14.50 13.07 12.11 11.15 10.19 14.98 13.50 12.51 11.52 10.53 15.47 13.94 12.92 11.90 10.88 15.99 14.41 13.35 12.30 11.24 17.0% 16.0% 15.0% 14.0% 13.0% $346 352 358 365 372 Equity Value at CY2027E (NTM) Adjusted EBITDA Multiple of Implied PGR 3 at CY2027E (NTM) Adjusted EBITDA Multiple of WACC 14.5x 13.0x 12.0x 11.0x 10.0x $4,848 $4,363 $4,039 $3,716 $3,392 5,009 4,507 4,173 3,839 3,505 5,175 4,657 4,312 3,967 3,622 5,349 4,814 4,457 4,100 3,743 5,530 4,977 4,608 4,239 3,871 14.5x 13.0x 12.0x 11.0x 10.0x 14.2% 13.8% 13.6% 13.2% 12.9% 13.2% 12.8% 12.6% 12.3% 11.9% 12.2% 11.9% 11.6% 11.3% 10.9% 11.2% 10.9% 10.6% 10.3% 9.9% 10.2% 9.9% 9.6% 9.3% 8.9% 17.0% 16.0% 15.0% 14.0% 13.0% 8

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions C O N F I D E N T I A L Appendix P R O J E C T T E M P E S T

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Broker Target Prices and Recommendations ($ per share) A P P E N D I X P R O J E C T T E M P E S T Broker Recommendations Monthly Evolution Since IPO Percentage of Broker Recommendations Price Per Share Summary of Broker Target Prices and Recommendations Source: Wall Street research and FactSet as of 6/13/2023. Note: 1. Tempest completed its IPO on September 15, 2021. 5/1 (unaffected share price date) broker target prices as of the following dates: RBC Capital Markets (2/28), TD Cowen (3/23) , J.P. Morgan (3/1), Wolfe Research (2/28), Wedbush (3/23), Credit Suisse (2/28), Bank of America (3/15) and Piper Sandler (2/28). Credit Suisse terminated coverage of Tempest on 6/1/2023. William Blair has maintained “Outperform” rating in recent research without naming a specific price target. Reflects closing price on May 1, 2023, last day prior to market rumors regarding a potential Atlas bid. 2. 3. 4. 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $5 $10 $15 $20 $25 $30 $35 $40 10/2021 11/2021 12/2021 01/2022 02/2022 03/2022 04/2022 05/2022 06/2022 07/2022 08/2022 09/2022 10/2022 11/2022 12/2022 01/2023 02/2023 03/2023 04/2023 05/2023 Current Buy Hold Sell Share Price Target Price Target Price 6/13 1 5/1 6/13 Rating Firm Date $10.00 $10.00 Buy 06/01/2023 10.00 10.00 Buy 05/22/2023 12.00 10.00 Buy 05/09/2023 9.00 9.00 Buy 06/05/2023 9.00 9.00 Buy 05/09/2023 9.00 9.00 Hold 05/09/2023 7.50 7.00 Hold 05/09/2023 10.00 – 2 – 2 05/09/2023 – 3 – 3 Buy 05/09/2023 $12.00 $10.00 High $7.50 $7.00 Low $9.56 $9.14 Mean $9.50 $9.00 Median $6.22 $6.22 Unaffected Share Price 4 52.7% 44.7% % Median Above (Below) Unaffected 9

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST APPENDIX

Premia in Selected Precedent Minority Transactions by Controlling Shareholder

($ in billions)

					Initial Bid Premium to			Final Bid Premium to		
Date	Target	Acquiror	% of Equity Owned[1]	Implied Equity Value[2]	Closing Share Price Before Initial Bid[3]	1-Month VWAP (at Initial Bid)[4]	Initial to Final Bid Increase	Closing Share Price Before Initial Bid[3]	Unaffected Share Price[5]	1-Month VWAP (Unaffected)[4,5]
Dec-22	Weber	BDT Capital Partners	72%	$2.4	24%	(4%)	29%	60%	24%	18%
Jun-22	Convey	TPG Capital	75%	0.8	66%	48%	17%	93%	143%	105%
Nov-20	Urovant	Sumitovant Biopharma	72%	0.6	55%	50%	30%	101%	96%	100%
Aug-20	Akcea	Ionis Pharmaceuticals	76%	1.9	42%	37%	13%	61%	59%	59%
Aug-20	Hudson	Dufry AG	57%	0.7	24%	9%	23%	52%	50%	61%
Nov-19	AVX	KYOCERA Corp	72%	3.7	30%	28%	12%	45%	45%	42%
Jun-18	Foundation Medicine	Roche	57%	5.1	30%	41%	3%	34%	29%	41%
Nov-16	Synutra	Investor Group	64%	0.3	63%	28%	2%	67%	58%	31%
Sep-16	Federal-Mogul	Icahn	82%	1.7	41%	63%	43%	101%	101%	133%
Mar-16	Crown Media	Hallmark	90%	1.8	2%	13%	Nil	2%	2%	13%
25th Percentile			**66%**	**$0.7**	**26%**	**17%**	**5%**	**47%**	**33%**	**34%**
Mean			**72%**	**$1.9**	**38%**	**31%**	**17%**	**62%**	**61%**	**60%**
Median			**72%**	**$1.8**	**36%**	**33%**	**15%**	**60%**	**54%**	**50%**
75th Percentile			**76%**	**$2.3**	**51%**	**46%**	**27%**	**87%**	**87%**	**90%**
Tempest			**63%**	**$4.0**	**55%**	**42%**	**6%**	**64%**	**87%**	**72%**

For illustration only, Tempest "Final Bid" data represents Atlas 6/13 counterproposal

LAZARD

Source: Atlas Bid Proposals (as of 3/16/2023, 5/23/2023 and 6/13/2023), Tempest Management and company filings.
1. Based on issued and outstanding common stock, on a non-diluted basis.
2. Implied Equity Value calculated as final bid price multiplied by FDSO.
3. Reflects unaffected date of first bid.
4. Reflects 1 calendar month.
5. Reflects unaffected date prior to bid announcement, transaction agreement or market rumors.

10

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST APPENDIX

Comparable Companies Analysis

($ in billions)

	% Ch. 52 Wk.		Equity	Enterprise	Enterprise Value / Revenue				Enterprise Value / Adj. EBITDA[1]				Adj. EBITDA Margin[1]			Revenue Growth[2]		
Company	Low	High	Value	Value	22A	23E	NTM	24E	22A	23E	NTM	24E	22A	23E	24E	'21–'22	'22–'23	'23–'24
Digital IT Services																		
EPAM Systems	8%	(52%)	$13.2	$11.4	2.36x	2.43x	2.46x	2.32x	12.8x	14.4x	14.1x	12.5x	18%	17%	19%	23%	(3%)	5%
Globant	37%	(21%)	8.2	8.1	4.54	3.90	3.71	3.24	21.5	18.8	18.1	15.8	21%	21%	21%	39%	12%	20%
Endava	10%	(56%)	2.9	2.7	2.81	2.62	2.58	2.29	12.2	12.3	12.2	10.6	23%	21%	22%	30%	13%	12%
			25th Percentile		2.58x	2.53x	2.52x	2.30x	12.5x	13.4x	13.1x	11.6x	20%	19%	20%	27%	4%	8%
			Mean		3.24	2.99	2.92	2.62	15.5	15.2	14.8	13.0	21%	20%	20%	31%	7%	12%
			Median		2.81	2.62	2.58	2.32	12.8	14.4	14.1	12.5	21%	21%	21%	30%	12%	12%
			75th Percentile		3.68	3.26	3.14	2.78	17.2	16.6	16.1	14.1	22%	21%	21%	34%	12%	16%
Diversified IT Services																		
Accenture	28%	(2%)	$213.5	$210.0	3.35x	3.20x	3.17x	2.98x	15.6x	14.5x	14.4x	13.5x	21%	22%	22%	14%	5%	7%
Capgemini	15%	(8%)	34.0	36.8	1.55	1.49	1.49	1.40	9.9	9.5	9.5	8.8	16%	16%	16%	15%	4%	6%
Cognizant Tech	24%	(9%)	33.0	30.9	1.59	1.59	1.57	1.52	8.1	8.7	8.5	8.1	20%	18%	19%	7%	1%	5%
			25th Percentile		1.57x	1.54x	1.53x	1.46x	9.0x	9.1x	9.0x	8.4x	18%	17%	17%	11%	3%	6%
			Mean		2.16	2.09	2.07	1.97	11.2	10.9	10.8	10.1	19%	19%	19%	12%	3%	6%
			Median		1.59	1.59	1.57	1.52	9.9	9.5	9.5	8.8	20%	18%	19%	14%	4%	6%
			75th Percentile		2.47	2.39	2.37	2.25	12.8	12.0	12.0	11.1	20%	20%	20%	15%	4%	7%
			Global 25th Perc.		1.78x	1.80x	1.79x	1.71x	10.5x	10.2x	10.1x	9.2x	19%	17%	19%	15%	2%	5%
			Global Mean		2.70	2.54	2.49	2.29	13.4	13.0	12.8	11.6	20%	19%	20%	21%	5%	9%
			Global Median		2.58	2.53	2.52	2.30	12.5	13.4	13.1	11.6	20%	20%	20%	19%	4%	7%
			Global 75th Perc.		3.22	3.06	3.02	2.82	14.9	14.5	14.4	13.3	21%	21%	21%	28%	10%	11%

Source: *Company filings, Wall Street research and FactSet as of 6/13/2023.*
1. All EBITDA figures shown are Adjusted EBITDA presented on a like-for-like basis excluding stock-based compensation.
2. Organic revenue growth figures are shown where available.

LAZARD

11

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST APPENDIX

Tempest WACC Analysis

($ in billions unless otherwise stated)

	Capital Structure			Bloomberg Historical Beta		Barra Predicted Beta	
Company	Market Value	Net Debt/ Cap.	Net Debt/ Equity	Levered Beta[3]	Unlevered Beta	Levered Beta[3]	Unlevered Beta
EPAM Systems	$ 13.2	(16%)	(14%)	1.83	2.06	1.71	1.92
Globant	8.2	(2%)	(2%)	1.31	1.33	1.77	1.79
Endava	2.9	(9%)	(8%)	1.54	1.65	1.86	2.00
Accenture	213.5	(2%)	(2%)	1.43	1.45	1.14	1.15
Capgemini	34.0	8%	8%	1.01	0.96	1.31	1.24
Cognizant Tech	33.0	(7%)	(6%)	1.03	1.08	1.04	1.09
Peer 25th Percentile		**(8%)**	**(8%)**	**1.10**	**1.14**	**1.18**	**1.17**
Peer Median		**(4%)**	**(4%)**	**1.37**	**1.39**	**1.51**	**1.52**
Peer 75th Percentile		**(2%)**	**(2%)**	**1.51**	**1.60**	**1.76**	**1.89**
Digital IT Services Median		**(9%)**	**(8%)**	**1.54**	**1.65**	**1.77**	**1.92**
Diversified IT Services Median		**(2%)**	**(2%)**	**1.03**	**1.08**	**1.14**	**1.15**
Tempest	**$ 2.1[1]**	**8.9%[1]**	**9.7%[1]**	**0.89**	**0.83**	**1.75**	**1.65**

WACC		Sensitivity Range		Implied Cost of Equity		Implied WACC	
Assumptions		Low	High	Low	High	Low	High
Unlevered Beta	1.45	1.15	1.75	13.7%	18.3%	13.0%	17.2%
Target Net Debt/Capitalization[2]	8.9%	0.0%	15.0%	15.3%	16.6%	15.3%	14.9%
Target Net Debt/Equity	9.7%						
Levering Factor	1.1						
Levered Beta[3]	1.55						
Tax Rate	32.5%						
Risk-Free Rate of Return[4]	4.93%						
Equity Risk Premium[5]	7.17%						
Cost of Equity[6]	16.0%						
Pre-Tax Cost of Debt	7.9%	7.0%	9.0%	16.0%	16.0%	15.0%	15.1%
Post-Tax Cost of Debt	5.3%						
WACC[7]	**15.1%**						

Source: Kroll, company filings, Wall Street research and FactSet as of 6/13/2023.
Note: Bloomberg Global Raw Beta and Barra Predicted World Beta are both shown as of 5/31/2023.
1. Based on Tempest's unaffected price of $6.22 (as of 5/1/2023).
2. Represents Tempest net debt / capitalization as of 5/1/2023 (unaffected date).
3. Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Net Debt/Equity)].
4. Represents 10-Year Government Bond Yields weighted by Country revenue exposure (refer to p.13 for further detail).
5. Long-horizon expected equity risk premium (historical): large company stock total returns minus long-term government bond income returns (source: Kroll December 2022).
6. Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
7. Weighted Average Cost of Capital = (Post-Tax Cost of Debt)(Net Debt/Cap) + (Cost of Equity)(Equity/Cap).

LAZARD 12

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Country - Weighted Risk - Free Rate A P P E N D I X P R O J E C T T E M P E S T Yield (%) 1 CY2023E Revenue Share (%) Country 7.00% 24.3% India 3.83% 20.1% USA 2.66% 16.4% China 11.60% 7.5% Brazil 2.41% 6.9% Germany 4.41% 6.2% UK 3.93% 4.1% Australia 3.36% 3.7% Spain 2.97% 3.6% Singapore 3.83% 2 1.7% Ecuador 6.78% 1.5% Romania 5.28% 3 1.3% Chile 2.58% 1.3% Thailand 4.05% 0.6% Italy 3.01% 0.4% Finland 2.76% 0.3% Netherlands 2.85% 0.1% Vietnam Country - Weighted Risk - Free Rate 4 4.93% Source: Tempest Management, Trading Economics and FactSet as of 6/13/2023. 1. 2. 3. 4. Yields are for 10 - year local currency government bonds as of 6/13/2023. All yields retrieved from FactSet unless otherwise noted. Ecuador does not have an active local currency bond market – analysis applied U.S. treasury yield as a proxy as Ecuador’s economy is fully dollarized. Chile’s 10 - year government bond yield is retrieved from Trading Economics and is as of 6/13/2023. Yield weighted by CY2023E revenue share. 13

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions 0.00 10.00 15.00 20.00 25.00 30.00 35.00 $40.00 Source: FactSet as of 6/13/2023 and company filings. Note: 1. VWAP reference prices reflect figures as of the last unaffected date (5/1/2023). Reflects closing price on May 1, 2023, last day prior to market rumors regarding a potential Atlas bid. Tempest Share Price Performance Since IPO ($ per share) A P P E N D I X P R O J E C T T E M P E S T Max. Closing Price: $34.41 on 9/17/2021 Unaffected Price: $6.22 on 5/1/2023 1 5.00 Current: $7.90 Tempest Share Price Performance Selected Reference Prices IPO Price $21.00 Premium to Atlas Proposals 3/16 5/23 6/13 (47.6%) (46.0%) (44.5%) 12 - month VWAP $11.03 (0.2%) 2.9% 5.6% 6 - month VWAP $8.34 31.9% 36.1% 39.7% 3 - month VWAP $7.46 47.5% 52.1% 56.2% 1 - month VWAP $6.75 62.9% 68.0% 72.5% Unaffected Share Price 1 $6.22 76.8% 82.4% 87.2% 14

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST APPENDIX

Discounted Cash Flow Analysis – *Sensitivity Analysis*

($ per share)

Analysis below shows the implied value per share for Tempest in the following scenarios:

- Tempest Management Plan ("MP") Sensitivities assuming MP is sensitized for each year over CY2024-2027E as follows:
  - Revenue growth is sensitized in increments of 2.5%
  - Capacity Utilization is sensitized in increments of 1.25%, implying EBITDA margin is sensitized in increments of 1.5%[1]
- Each scenario is shown for three cases:
  - Low case: 17.0% WACC, 10.0x Exit Multiple[2]
  - Mid case: 15.0% WACC, 12.0x Exit Multiple[2]
  - High case: 13.0% WACC, 14.5x Exit Multiple[2]

Revenue Growth Sensitivity

Implied Value Per Share

	MP Sensitivities	Low	Mid	High
Revenue Growth	MP – 5.0%	$8.31	$10.54	$13.49
	MP – 2.5%	9.07	11.49	14.70
	MP	9.87	12.51	15.99
	MP + 2.5%	10.72	13.58	17.35
	MP + 5.0%	11.62	14.72	18.79

EBITDA Margin Sensitivity

Implied Value Per Share

MP Sensitivities	Capacity Utilization	EBITDA Margin	Low	Mid	High
	65.00%	MP – 3.0%	$8.30	$10.55	$13.53
	66.25%	MP – 1.5%	9.08	11.53	14.76
	67.50%	MP	9.87	12.51	15.99
	68.75%	MP + 1.5%	10.66	13.49	17.21
	70.00%	MP + 3.0%	11.44	14.46	18.44

Source: *Tempest Management.*
Note: Implied Value Per Share figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $16m - $17m.
1. ~1.25% change in capacity utilization represents a ~1.5% change in EBITDA margin.
2. Exit Multiple represents the NTM EBITDA Multiple applied to CY2027E / Terminal Year EBITDA.

Low Range of DCF
High Range of DCF

LAZARD 15

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Discounted Cash Flow Analysis – Sensitivity Analysis (cont’d) ($ per share) A P P E N D I X P R O J E C T T E M P E S T High Case Exit Multiple: 14.5x 1 WACC: 13.0% Mid Case Exit Multiple: 12.0x 1 WACC: 15.0% Low Case Exit Multiple: 10.0x 1 WACC: 17.0% Implied Value Per Share Source: Tempest Management. Note: Implied Value Per Share figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $ 16 m - $ 17 m . Analysis shows the implied value per share for Tempest in the following scenarios : MP Sensitivities assuming MP is sensitized for each year over CY 2024 - 2027 E as follows : Revenue growth is sensitized in increments of 2 . 5 % and Capacity Utilization is sensitized in increments of 1 . 25% , implying EBITDA margin is sensitized in increments of 1 . 5% . Exit Multiple represents the NTM EBITDA Multiple applied to CY 2027 E / Terminal Year EBITDA . 1. High Range of DCF Low Range of DCF Revenue Growth ∆ vs. Management Plan Capacity Utilization EBITDA Margin (5.0%) (2.5%) MP 2.5% 5.0% $13.53 14.76 15.99 65.00% 66.25% 67.50% 68.75% 70.00% (3.0%) (1.5%) MP 1.5% 3.0% $11.39 12.44 13.49 14.54 15.59 $12.43 13.57 14.70 15.84 16.97 17.21 18.44 $14.70 16.02 17.35 18.67 20.00 $15.93 17.36 18.79 20.22 21.65 Revenue Growth ∆ vs. Management Plan Capacity Utilization EBITDA Margin (5.0%) (2.5%) MP 2.5% 5.0% $8.30 9.08 9.87 65.00% 66.25% 67.50% 68.75% 70.00% (3.0%) (1.5%) MP 1.5% 3.0% $6.96 7.64 8.31 8.99 9.66 $7.61 8.34 9.07 9.80 10.53 10.66 11.44 $9.02 9.87 10.72 11.57 12.42 $9.79 10.71 11.62 12.54 13.45 Revenue Growth ∆ vs. Management Plan Capacity Utilization EBITDA Margin (5.0%) (2.5%) MP 2.5% 5.0% 65.00% 66.25% 67.50% 68.75% 70.00% (3.0%) (1.5%) MP 1.5% 3.0% $8.87 9.70 10.54 11.38 12.22 $9.68 10.59 11.49 12.40 13.31 $10.55 11.53 12.51 13.49 14.46 $11.47 12.52 13.58 14.63 15.69 $12.44 13.58 14.72 15.85 16.98 16